SUB-ADMINISTRATION AGREEMENT

                          BETWEEN CONSECO SERVICES LLC

                                       AND

                          AMR INVESTMENT SERVICES, INC.


      THIS SUB-ADMINISTRATION AGREEMENT is entered into as of this 31st day of December, 1997, by and between Conseco Services LLC (the "Administrator"), an Indiana limited liability company, and AMR Investment Services, Inc. ("AMR"), a Delaware corporation.

                                   WITNESSETH:

      WHEREAS, the Conseco Fund Group (the "Trust") is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end diversified management investment company;

      WHEREAS, the Trust has established a separate series of shares known as the Conseco International Fund (the "Fund"), and the Fund currently intends to invest all of its investable assets in the International Equity Portfolio of AMR Investment Services Trust (the "Portfolio");

      WHEREAS, the Administrator has agreed to provide administrative services to the Fund pursuant to an Amended and Restated Administration Agreement between the Trust and the Administrator (the "Administration Agreement"); and

      WHEREAS,  the  Administrator  desires  to  retain  AMR as an  agent of the
Administrator   to  perform  certain  of  its  duties  to  the  Fund  under  the
Administration Agreement, and AMR is willing to perform said duties;

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties mutually agree as follows:


 1.   EMPLOYMENT; DUTIES OF AMR

 1.1 The Administrator hereby employs AMR as sub-administrator of the Fund, and AMR agrees to provide the services set forth herein in return for the compensation under Paragraph 2.

 1.2 Subject to the supervision and direction of the Administrator and the Board of Trustees of the Trust (the "Trustees"), AMR shall (i) prepare reports regarding the performance of the Portfolio, (ii) coordinate the Fund's relationship with the Portfolio and with service providers to the

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      Portfolio,  including the agent that performs fund accounting and oversees the determination of the net asset value per share, (iii) communicate with the Trustees and the Administrator regarding all relevant aspects of the Portfolio's operations, (iv) monitor and report on compliance by the Portfolio with its investment policies and restrictions, (v) maintain any books and records with respect to AMR's services hereunder required by the 1940 Act, (vi) monitor and report on the Portfolio's compliance with applicable Internal Revenue Code and 1940 Act provisions and regulations,
      (vii) provide a  representative  at meetings of the Trustees upon request,
      (viii) furnish, without cost to the Fund, such office space, equipment, facilities and personnel necessary in connection with AMR's performance hereunder, (ix) make available and provide financial, accounting and statistical information required by the Fund in the preparation of its registration statements and reports required by the 1940 Act, and (x) render assistance and advice with respect to marketing materials to the extent that those materials relate to the Portfolio.

 1.3 The administrative services provided hereunder will exclude (i) portfolio custodial services and fund accounting services provided by the Fund's custodian and (ii) transfer agency services provided by the Trust's transfer agent.


 2.   SUB-ADMINISTRATION FEES

 2.1 As compensation for the services rendered and the expenses assumed by AMR pursuant to this Agreement, the Administrator shall pay AMR a fee computed at the annual rate set forth on Schedule A, as such schedule may be amended from time to time.

 2.2 The sub-administration fee shall be accrued daily and paid monthly. In case this Agreement becomes effective or terminates before the end of any month, the sub-administration fee for that month shall be calculated on the basis of the number of business days during which it is in effect for that month.


 3.   EXPENSES

      AMR shall pay all costs and expenses incurred in rendering its services pursuant to this Agreement.


 4.   REPRESENTATIONS AND WARRANTIES OF THE ADMINISTRATOR AND AMR

 4.1  The Administrator represents and warrants to AMR that:

      (a) It is a limited liability company duly organized and existing, in good standing, under the laws of the State of Indiana.

      (b) It is duly qualified to carry on its business in the State of Indiana.



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




      (c) It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

      (d) All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

      (e)   It  has  been   duly   authorized   by  the   Trust   to   employ  a
            sub-administrator.

 4.2  AMR represents and warrants to the Administrator that:

      (a) It is a corporation duly organized and existing, in good standing, under the laws of the State of Delaware.

      (b) It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

      (c) All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

      (d) It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.


 5.   CONFIDENTIALITY

      Subject to the duty of the Administrator or AMR to comply with applicable law, each party agrees, on its own behalf and on behalf of its employees, agents and contractors, to treat as confidential all information with respect to the other party received pursuant to this Agreement.


 6.   LIABILITY

      AMR, its officers, directors or employees, and each other person who controls AMR shall not be liable for, and the Administrator shall indemnify and hold AMR harmless from, any and all losses, damages, or expenses suffered by the Trust, the Fund or its shareholders that result from any action taken or omitted to be taken by AMR hereunder, except a loss, damage or expense resulting from willful misfeasance, bad faith or negligence of AMR or that of its officers, directors or employees or the reckless disregard by AMR or its officers, directors or employees of obligations and duties hereunder.


 7.   FUND RECORDS

      In compliance with the requirements of Rule 31a-3 under the 1940 Act, AMR agrees that any records which it maintains on behalf of the Fund are the property of the Fund, will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act, and will be surrendered promptly to the Fund upon request.




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 8.   TERM OF AGREEMENT

      This Agreement shall continue in effect until terminated by either party upon sixty (60) days' prior written notice to the other; provided, however, that this Agreement may be terminated immediately upon termination of the agreement between the Trust, Conseco Capital Management, Inc., the AMR Investment Services Trust and AMR governing the Fund's investment in the Portfolio.


 9.   AMENDMENT

      This Agreement may be amended or modified by a written agreement executed by both parties.


 10.  ASSIGNMENT

      Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns. As used herein, the term "assignment" shall have the meaning set forth in the 1940 Act.


 11.  APPLICABLE LAW

      This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Indiana, except insofar as the 1940 Act may be controlling.


 12.  SEVERABILITY

      The provisions of this Agreement shall be considered severable and if any provision of this Agreement is deemed to be invalid or contrary to any existing or future law, such invalidity shall not impair the operation of or affect any other provision of this Agreement which is valid.


 13.  COUNTERPARTS

      This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.



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




      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers on the day and year first above written.


                                        CONSECO SERVICES LLC

 ATTEST:                                By: /s/ Thomas J. Kilian
                                            -------------------------
/s/ Karl W. Kindig                             Thomas J. Kilian
---------------------------                     President




                                        AMR INVESTMENT SERVICES, INC.

ATTEST:                                 By: /s/ William F. Quinn
                                            -------------------------
                                               William F. Quinn
/s/ Bary Y. Greenberg                          President
---------------------------





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                          SUB-ADMINISTRATION AGREEMENT
                           Conseco International Fund


                                   SCHEDULE A



      SUB-ADMINISTRATION FEE

      .15% per annum on net assets up to $50  million
      .10% per annum on net assets of $50 million to $100 million
      .05% per annum on net assets over $100 million